Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Generation Income Properties, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission on May 12, 2023 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allison Davies
Allison Davies
Chief Financial Officer
(Principal Financial and Accounting Officer) May 12, 2023

A signed original of this document has been provided to Generation Income Properties, Inc. and will be retained by Generation Income Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.